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                                  Exhibit 21

                        Subsidiaries of the Registrant

Parent
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Frankfort First Bancorp, Inc.



                                                                                  State or
                                                   Percentage                Other Jurisdiction
Subsidiaries (1)                                   Ownership                  of Incorporation
----------------                                   ---------                  ----------------
First Federal Savings Bank of Frankfort              100%                      United States


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(1)   The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.